EXHIBIT 21


                              LIST OF SUBSIDIARIES

                                                        STATE           DATE
                CORPORATION NAME           % OWNED     OF INC.      INCORPORATED

DHB Armor Group Inc.                          100 %       DE          08/14/95
DHB Sports Group Inc.                         100 %       DE          05/02/97
NDL Products Inc.                             100 %       FL          12/16/94
Point Blank Body Armor Inc.                   100 %       DE          09/06/95
Protective Apparel Corporation of America     100 %       NY          05/02/75


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